UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. _____)

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☐	Definitive Proxy Statement

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Catheter Precision, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CATHETER PRECISION, INC. 2025 Annual Meeting Vote by July 24, 2025 11:59 PM ET Ricky Campana P.O. Box 123456 Suite 500 51 Mercedes Way Edgewood, NY 11717 You invested in CATHETER PRECISION, INC. and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on July 25, 2025.Get informed before you vote View the Notice & Proxy Statement, Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to July 13, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* July 25, 2025 11:00 AM EST Annual Meeting to be held virtually To attend, you must register as a Beneficial Holder at the below URL: www.web.viewproxy.com/VTAK *If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance. Vote at www.ProxyVote.com Control # XXXX XXXX XXXX XXXX

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. CATHETER PRECISION, INC. 2025 Annual Meeting Vote by July 24, 2025 11:59 PM ET. Election of Directors Nominees: Martin Colombatto. FOR. To approve, in accordance with NYSE American Company Guide Section 713(a), the issuance of up to 4,285,716 shares of our common stock, par value $0.0001 per share ("Common Stock"), upon the exercise of our Series L Common Stock Purchase Warrants, with the right for such potential exercise to occur immediately following the date upon which our stockholders approve this proposal. FOR. To approve, in accordance with NYSE American Company Guide Section 713(a), the issuance of up to 8,574,000 shares of our Common Stock upon conversion of our Series B Convertible Preferred Stock, par value $0.0001 per share, with the right for such potential conversion to occur immediately following the date upon which our stockholders approve this proposal. FOR. To approve, in accordance with NYSE American Company Guide Section 713(a), the issuance of up to 257,143 shares of our Common Stock upon the exercise of our 2025 Placement Agent Common Stock Purchase Warrants, with the right for such potential exercise to occur immediately following the date upon which our stockholders approve this proposal. FOR. To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock that is issued and outstanding or held in treasury at a stock split ratio of between 1-for-5 and 1-for-19, inclusive, which ratio will be selected at the sole discretion of our Board of Directors or a duly authorized committee thereof at any whole number in the above range (the "Reverse Stock Split"), with cash paid for any fractional shares that would otherwise be issued as a result of the Reverse Stock Split; provided, that the Board may abandon the Reverse Stock Split in its sole discretion. FOR. To ratify the appointment of WithumSmith+Brown, PC as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2025. FOR. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Under New York Stock Exchange rules, brokers may vote “routine” matters at their discretion if your voting instructions are not communicated to us at least 10 days before the meeting. We will nevertheless follow your instructions, even if the broker’s discretionary vote has already been given, provided your instructions are received prior to the meeting date.